Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2014 relating to the consolidated financial statements of Green Bancorp, Inc. and subsidiary, appearing in the Prospectus, which is a part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas June 23, 2014